Exhibit 10.4

AMENDMENT NO. 1 TO ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO ADVISORY AGREEMENT (this “Amendment”) effective as of March 23, 2022, is by and between Starwood Real Estate Income Trust, Inc. (the “Company”), Starwood REIT Operating Partnership, L.P. (the “Operating Partnership”) and Starwood REIT Advisors, LLC (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement, dated December 15, 2017 (the “Agreement”), whereby the Advisor agreed to provide certain advisory services to the Company and the Operating Partnership as more specifically provided therein; and

WHEREAS, as set forth in Section 22(b) of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

1.DEFINITIONS; References.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.  Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, after the date hereof, refer to the Agreement as amended hereby.

2.AmendmentS to the agreement.

a.	Section 1 of the Agreement is hereby amended to include the following definitions:

“Company Management Fee” shall have the meaning set forth in Section 10(a).

“OP Management Fee” shall have the meaning set forth in Section 10(a).

b.	Section 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“10. MANAGEMENT FEE.

(a) The Company will pay the Advisor a management fee (the “Company Management Fee”) equal to 1.25% of NAV per annum payable monthly, before giving effect to any accruals for the Management Fee, the Stockholder Servicing Fee, the Performance Participation Interest (as defined in the Operating Partnership Agreement) or any Distributions.  The Operating Partnership will pay the Advisor a management fee (the “OP Management Fee” and, together with the Company Management Fee, the “Management Fee”) equal to 1.25% of the net asset value of the Operating Partnership attributable to Operating Partnership units held by unitholders other than the Company. The Advisor shall receive the Management Fees as compensation for services rendered hereunder.

(b) The Company Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of Class I Common Shares or Class I units of the Operating

Exhibit 10.4

Partnership.  The OP Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate net asset value amounts of Class I units of the Operating Partnership.  If the Advisor elects to receive any portion of its Management Fee in Class I Common Shares or Class I units of the Operating Partnership, the Advisor may elect to have the Company or the Operating Partnership repurchase such Class I Common Shares or Class I units of the Operating Partnership from the Advisor at a later date at a repurchase price per Class I Common Share or Class I unit, as applicable, equal to the NAV per Class I Common Share. Class I Common Shares and Class I units of the Operating Partnership obtained by the Advisor will not be subject to the repurchase limits of the Company’s share repurchase plan or any reduction or penalty for an early repurchase. The Operating Partnership will repurchase any such Operating Partnership units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Charter, in which case such Operating Partnership units will be repurchased for Class I Common Shares with an equivalent aggregate NAV. The Advisor will have the option of exchanging Class I Common Shares for an equivalent aggregate NAV amount of Class T Common Shares, Class S Common Shares or Class D Common Shares and will have registration rights with respect to shares of the Company’s common stock.

(c) In the event this Agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive its prorated Management Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(d) In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company and the Operating Partnership will pay the Advisor the Management Fee from the proceeds of the liquidation.”

3.  ENTIRE AGREEMENT.

Except as amended by this Amendment, the Agreement remains unaltered and in full force and effect.  The Agreement, as amended by this Amendment, embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof, and cannot be altered, amended, supplemented, or abridged, or any provisions waived except by the written consent of the parties.

4.  Counterparts.

This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Starwood Real Estate Income Trust, Inc.

By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	Chief Executive Officer

Starwood REIT Operating Partnership, L.P.

By:	Starwood Real Estate Income Trust, Inc., as its general partner

By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	Chief Executive Officer

Starwood REIT Advisors, LLC

By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	Chief Executive Officer

Signature Page to Amendment No.1 to Advisory Agreement